Exhibit 31

                               CERTIFICATION

I, Donald H. Wilson, the President of M&I Dealer Auto Securitization, LLC as depositor in the Trust certify that:

1.	I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of M&I Auto Loan Trust 2003-1

2.	Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.	Based on my knowledge, the servicing information required to be provided to the Indenture Trustee by the Servicer under the Sale and Servicing Agreement for inclusion in these reports is included in these reports;

4.	Based on my knowledge and upon the annual compliance statement included in the reports and required to be delivered to the Indenture Trustee in accordance with the Sale and Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement.

5.	The reports disclose all significant deficiencies relating to the
        Servicer's compliance with the minimum servicing standards based upon the report provided by an independent accountant, after conducting a review in compliance with the attestation standards established by the American Institute of Certified Public Accountants, as set forth in the Sale and Servicing Agreement, that is included in these reports.



Date: March 29, 2004
                                          By:  /s/ Donald H. Wilson
                                               ------------------------------
                                               Name:  Donald H. Wilson

                                               Title: President